                                                                   EXHIBIT 4.1
================================================================================




                             MANDALAY RESORT GROUP,
                                    as Issuer


                                       and


                              THE BANK OF NEW YORK,
                                   as Trustee



                              --------------------
                                    INDENTURE
                              --------------------

                            Dated as of July 24, 2000

                                  $500,000,000

                   10 1/4% Senior Subordinated Notes due 2007





================================================================================



                             CROSS-REFERENCE TABLE*

  TIA                                                                                   INDENTURE
SECTION                                                                                  SECTION

310   (a)(1)........................................................................       7.10
      (a)(2)........................................................................       7.10
      (a)(3)........................................................................       N.A.
      (a)(4)........................................................................       N.A.
      (a)(5)........................................................................       7.10
      (b)...........................................................................       7.08; 7.10; 12.02
      (c)...........................................................................       N.A.
311   (a)...........................................................................       7.11
      (b)...........................................................................       7.11
      (c)...........................................................................       N.A.
      312(a)........................................................................       2.05
      (b)...........................................................................       12.03
      (c)...........................................................................       12.03
313   (a)...........................................................................       7.06
      (b)...........................................................................       7.06
      (c)...........................................................................       7.06; 12.02
      (d)...........................................................................       7.06
314   (a)...........................................................................       4.07; 12.02
      (b)...........................................................................       N.A.
      (c)(1)........................................................................       12.04
      (c)(2)........................................................................       12.04
      (c)(3)........................................................................       N.A.
      (d)...........................................................................       N.A.
      (e)...........................................................................       12.05
      (f)...........................................................................       N.A.
315   (a)...........................................................................       7.01(b)
      (b)...........................................................................       7.05; 12.02
      (c)...........................................................................       7.01(a)
      (d)...........................................................................       7.01(c)
      (e)...........................................................................       6.11
316   (a)(last sentence)............................................................       12.06
      (a)(1)(A).....................................................................       6.05
      (a)(1)(B).....................................................................       6.04
      (a)(2)........................................................................       N.A.
      (b)...........................................................................       6.07
317   (a)(1)........................................................................       6.08
      (a)(2)........................................................................       6.09
      (b)...........................................................................       2.04
318   (a)...........................................................................       12.01
      (b)...........................................................................       N.A.
      (c)...........................................................................       10.01

--------------------

N.A. means Not Applicable.

*This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                           PAGE

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.              Definitions........................................................................1
SECTION 1.02.              Incorporation By Reference Of Trust
                              Indenture Act..................................................................10
SECTION 1.03.              Rules Of Construction.............................................................11

                                   ARTICLE TWO

                                 THE SECURITIES

SECTION 2.01.              Forms Generally...................................................................11
SECTION 2.02.              Execution And Authentication;
                              Aggregate Principal Amount; Delivery...........................................12
SECTION 2.03.              Registrar And Paying Agent........................................................13
SECTION 2.04.              Paying Agent To Hold Money In Trust...............................................14
SECTION 2.05.              Securityholder Lists..............................................................14
SECTION 2.06.              Transfer And Exchange.............................................................14
SECTION 2.07.              Replacement Securities............................................................15
SECTION 2.08.              Outstanding Securities............................................................15
SECTION 2.09.              Temporary Securities..............................................................16
SECTION 2.10.              Cancellation......................................................................16
SECTION 2.11.              Defaulted Interest................................................................16
SECTION 2.12.              Mandatory Disposition Of Securities
                              Pursuant To Gaming Laws........................................................16
SECTION 2.13.              CUSIP Numbers.....................................................................17
SECTION 2.14.              Restrictive Legends...............................................................18
SECTION 2.15.              Book-Entry Provisions For Global
                              Security.......................................................................19
SECTION 2.16.              Special Transfer Provisions.......................................................21

                                  ARTICLE THREE

                                  SUBORDINATION

SECTION 3.01.              Securities Subordinated To
                              Senior Debt....................................................................24
SECTION 3.02.              No Payment On Securities In Certain
                              Circumstances..................................................................25
SECTION 3.03.              Securities Subordinated To Prior
                              Payment Of All Senior Debt
                              On Dissolution, Liquidation Or
                              Reorganization Of Company......................................................27

                                       -i-

SECTION 3.04.              Securityholders To Be Subrogated
                              To Rights Of Holders Of Senior
                              Debt...........................................................................28
SECTION 3.05.              Obligations Of The Company
                              Unconditional..................................................................28
SECTION 3.06.              Trustees And Paying Agent Entitled To
                              Assume Payments Not Prohibited In
                              Absence Of Notice..............................................................29
SECTION 3.07.              Application By Trustee Of Monies
                              Deposited With It..............................................................30
SECTION 3.08.              Subordination Rights Not Impaired
                              By Acts Or Omissions Of Company Or
                              Holders Of Senior Debt.........................................................30
SECTION 3.09.              Securityholders Authorize Trustee
                              To Effectuate Subordination Of
                              Securities.....................................................................31
SECTION 3.10.              Right Of Trustee And Paying Agent To
                              Hold Senior Debt; Preservation of
                              Trustee's Rights...............................................................31
SECTION 3.11.              Article Three Not To Prevent Events Of
                              Default........................................................................32
SECTION 3.12.              Trustee Not Fiduciary For Holders Of
                              Senior Debt....................................................................32

                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.              Payment Of Securities.............................................................32
SECTION 4.02.              Corporate Existence...............................................................33
SECTION 4.03.              Payment Of Taxes And Other Claims.................................................33
SECTION 4.04.              Maintenance Of Properties.........................................................33
SECTION 4.05.              Maintenance Of Office Or Agency...................................................34
SECTION 4.06.              Compliance Certificate; Notice of
                           Default...........................................................................34
SECTION 4.07.              Reports...........................................................................35
SECTION 4.08.              Waiver Of Stay, Extension Of
                              Usury Laws.....................................................................36
SECTION 4.09.              Limitation On Liens...............................................................36
SECTION 4.10.              Limitation On Sale And Lease-Back
                           Transactions......................................................................38
SECTION 4.11.              Defeasance Of Certain Obligations.................................................39
SECTION 4.12.              Limitation On Layering Debt.......................................................41
SECTION 4.13.              Change of Control.................................................................41

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

                                      -ii-

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.              Events Of Default.................................................................45
SECTION 6.02.              Acceleration......................................................................47
SECTION 6.03.              Other Remedies....................................................................47
SECTION 6.04.              Waiver Of Past Defaults...........................................................48
SECTION 6.05.              Control By Majority...............................................................48
SECTION 6.06.              Limitation On Suits...............................................................48
SECTION 6.07.              Rights Of Holders To Receive Payment..............................................49
SECTION 6.08.              Collection Suit By Trustee........................................................49
SECTION 6.09.              Trustee May File Proofs Of Claim..................................................49
SECTION 6.10.              Priorities........................................................................50
SECTION 6.11.              Undertaking For Costs.............................................................50

                                  ARTICLE SEVEN

                                     TRUSTEE

SECTION 7.01.              Duties Of Trustee.................................................................51
SECTION 7.02.              Rights Of Trustee.................................................................52
SECTION 7.03.              Individual Rights Of Trustee......................................................54
SECTION 7.04.              Trustee's Disclaimer..............................................................54
SECTION 7.05.              Notice Of Defaults................................................................54
SECTION 7.06.              Reports By Trustee................................................................54
SECTION 7.07.              Compensation And Indemnity........................................................55
SECTION 7.08.              Replacement Of Trustee............................................................56
SECTION 7.09.              Successor Trustee By Merger, Etc..................................................57
SECTION 7.10.              Eligibility; Disqualification.....................................................58
SECTION 7.11.              Preferential Collection Of Claims
                              Against Company................................................................58
SECTION 7.12.              Authenticating Agent..............................................................58

                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

SECTION 8.01.              Termination Of Company's Obligations..............................................61
SECTION 8.02.              Application Of Trust Money........................................................63
SECTION 8.03.              Repayment To The Company..........................................................63
SECTION 8.04.              Reinstatement.....................................................................64

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.              Without Consent Of Holders........................................................64
SECTION 9.02.              With Consent Of Holders...........................................................65


SECTION 9.03.              Compliance With Trust Indenture Act...............................................66
SECTION 9.04.              Revocation And Effect Of Consents.................................................66
SECTION 9.05.              Notation On Or Exchange Of Securities.............................................67
SECTION 9.06.              Trustee To Sign Amendments, Etc...................................................67

                                   ARTICLE TEN

                           MEETINGS OF SECURITYHOLDERS

SECTION 10.01.             Purposes For Which Meetings May Be
                              Called.........................................................................68
SECTION 10.02.             Manner Of Calling Meetings........................................................68
SECTION 10.03.             Call Of Meetings By Company
                              Or Holders.....................................................................69
SECTION 10.04.             Who May Attend And Vote At Meetings...............................................69
SECTION 10.05.             Regulations May Be Made By Trustee; Conduct Of The Meeting; Voting Rights;
                              Adjournment....................................................................70
SECTION 10.06.             Voting At The Meeting And Record
                              To Be Kept.....................................................................71
SECTION 10.07.             Exercise Of Rights Of Trustee Or
                              Securityholders May Not Be Hindered
                              Or Delayed By Call Of Meeting..................................................71

                                 ARTICLE ELEVEN

                                   REDEMPTION

SECTION 11.01.             Notices To Trustee................................................................72
SECTION 11.02.             Selection Of Securities To Be
                              Redeemed.......................................................................72
SECTION 11.03.             Notice Of Redemption..............................................................73
SECTION 11.04.             Effect Of Notice Of Redemption....................................................74
SECTION 11.05.             Deposit Of Redemption Price.......................................................74
SECTION 11.06.             Securities Redeemed In Part.......................................................74

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

SECTION 12.01.             Trust Indenture Act Controls......................................................74
SECTION 12.02.             Notices...........................................................................75
SECTION 12.03.             Communication By Holders With Other
                              Holders........................................................................75
SECTION 12.04.             Certificates And Opinion As To
                              Conditions Precedent...........................................................76
SECTION 12.05.             Statements Required In Certificate
                              Or Opinion.....................................................................76
SECTION 12.06.             When Treasury Securities Disregarded..............................................76


SECTION 12.07.             Rules By Paying Agent, Registrar..................................................77
SECTION 12.08.             Legal Holidays....................................................................77
SECTION 12.09.             Governing Law.....................................................................77
SECTION 12.10.             No Adverse Interpretation Of Other Agreements.....................................77
SECTION 12.11.             No Recourse Against Others........................................................77
SECTION 12.12.             Successors........................................................................78
SECTION 12.13.             Duplicate Originals...............................................................78
SECTION 12.14.             Severability......................................................................78
SECTION 12.15.             Effect Of Headings, Table
                              Of Contents, Etc...............................................................78

Exhibit A           -      Form of Initial Security
Exhibit B           -      Form of Exchange Security
Exhibit C           -      Form of Certificate To Be Delivered in Connection
                              with Transfers to Non-QIB Accredited Investors
Exhibit D           -      Form of Certificate To Be Delivered in Connection
                              with Transfers Pursuant To Regulation S

         INDENTURE, dated as of July 24, 2000, between Mandalay Resort Group, a Nevada corporation ("Company"), and The Bank of New York, a New York banking corporation, as Trustee ("Trustee").

                                    RECITALS

         The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its 10 1/4% Series A Senior Subordinated Notes due 2007 (the "Initial Securities") and the issuance of 10 1/4% Series B Senior Subordinated Notes due 2007 to be exchanged for the Initial Securities (the "Exchange Securities" and, together with the Initial Securities, the "Securities") pursuant to the Registration Rights Agreement (as defined herein).

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         For and in consideration of the premises and the purchase of the Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the Holders of the Securities, as follows:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.01.  DEFINITIONS.

         "Affiliate" means a person "affiliated" with the Company, as that term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended.

         "Authenticating Agent" shall have the meaning provided in Section 7.12.

         "Bankruptcy Law" shall have the meaning provided in Section 6.01.

         "Board of Directors" means the Board of Directors of the Company or any committee of such Board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on the balance sheet in accordance with GAAP.

         "Certificated Securities" means Securities in definitive registered form.

         "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; or (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and
(ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation, as applicable; or (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

         "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

         "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (ii) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.

         "Consolidated Property" means any property of the Company or any subsidiary of the Company.

         "Credit Facilities" means, with respect to the Company, any one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, including without limitation, the Amended and Restated Loan Agreement dated as of May 23, 1997 among the Company, as Borrower, Bank of America National Trust and Savings Association, as Administrative Agent, and the lenders that are or become parties thereto, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

         "Custodian" shall have the meaning provided in Section 6.01.

         "Debt" of any person means (a) any Debt of such person, contingent or otherwise, in respect of borrowed money

(whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid of the purchase price of any property, including any such Debt incurred in connection with the acquisition by such person or any of its subsidiaries of any other business or entity, if and to the extent such Debt would appear as a liability upon a balance sheet of such person prepared in accordance with generally accepted accounting principles, including for such purpose obligations under capitalized leases, and (b) any guaranty, endorsement (other than for collection or deposit in the ordinary course of business), discount with recourse, agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire or to supply or advance funds with respect to, or to become liable with respect to (directly or indirectly) any Debt, obligation, liability or dividend of any person, but shall not include Debt or amounts owed (except to banks or other financial institutions) for compensation to employees, or for goods or materials purchased, or services utilized, in the ordinary course of business of such person. Notwithstanding anything to the contrary in the foregoing, "Debt" shall not include (i) any contracts providing for the completion of construction or other payment or performance with respect to the construction, maintenance or improvement of property or equipment of the Company or its Affiliates or (ii) any contracts providing for the obligation to advance funds, property or services on behalf of an Affiliate of the Company in order to maintain the financial condition of such Affiliate, in each case, including Existing and Permitted Completion Guarantees and Make-Well Agreements. For purposes hereof, a "capitalized lease" shall be deemed to mean a lease of real or personal property which, in accordance with generally accepted accounting principles, is required to be capitalized.

         "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

         "Depositary" shall mean The Depository Trust Company.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (in each case, other than into common stock of the Company), pursuant to a sinking fund obligation or otherwise, or is exchangeable for Debt, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the specified security. Notwithstanding the foregoing, in no event shall Capital Stock that is considered Disqualified Stock solely by reason of such Capital Stock being convertible at the option of the holder of such Capital Stock into other Capital Stock (other than Disqualified Stock) constitute Disqualified Stock.

         "Event of Default" shall have the meaning provided in Section 6.01.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Offer Registration Statement" means the registration statement filed by the Company pursuant to the Registration Rights Agreement.

         "Exchange Securities" shall have the meaning provided in the Recitals.

         "Funded Debt" means all Debt of the Company which (i) matures by its terms, or is renewable at the option of any obligor thereon to a date, more than one year after the date of original issuance of such Debt and (ii) ranks at least equal in right of payment with the Securities.

         "Gaming Authority" means the Nevada Gaming Commission, the Nevada Gaming Control Board, the Mississippi Gaming Commission, the Illinois Gaming Board and the Michigan Gaming Control Board, or any similar federal, state or local commission, agency or other regulatory body which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or a subsidiary of the Company (or any joint venture in which the Company or a subsidiary of the Company is a participant) or any successor thereto.

         "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which the Company or a subsidiary of the Company (or any joint venture in which the Company or a subsidiary of the Company is a participant) is, or may at any time after the date of this Indenture be, subject.

         "Global Security" shall have the meaning provided in Section 2.01.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

         "Indenture" means this Indenture as amended or supplemented from time to time.

         "Initial Purchasers" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner and Smith Incorporated, Banc of America Securities LLC, Donaldson, Lufkin & Jenrette Securities Corporation, Deutsche Bank Securities Inc., Commerzbank Capital Markets Corporation, Credit Suisse First Boston Corporation, Wasserstein Perella Securities, Inc., FleetBoston Robertson Stephens Inc. and SG Cowen Securities Corporation.

         "Initial Securities" shall have the meaning provided in the Recitals.

         "Interest Rate Protection Obligations" means, with respect to any person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such person against fluctuations in interest rates.

         "Issue Date" means July 24, 2000.

         "Joint Venture" means (i) with respect to properties located in the United States, any partnership, corporation or other entity, in which up to and including 50% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more subsidiaries, and (ii) with respect to properties located outside the United States, any partnership, corporation or other entity in which up to and including 60% of the partnership interests, outstanding voting stock or other equity interests is owned, directly or indirectly, by the Company and/or one or more subsidiaries.

         "Legal Holiday" shall have the meaning provided in Section 12.08.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

         "Officer" means the Chairman of the Board, the Vice Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

         "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer, Assistant Secretary or Assistant Controller of the Company. See Sections 12.04 and 12.05. The Trustee shall have no duty or obligation to investigate the accuracy of such Officer's Certificate.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 12.04 and 12.05.

         "Paying Agent" shall have the meaning provided in Section 2.03.

         "person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

         "Physical Securities" shall have the meaning provided in Section 2.01.

         "Predecessor Securities" of any Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

         "principal" of a debt security, including the Securities, means the principal of the security plus, when appropriate, the premium, if any, on the security.

         "Private Placement Legend" shall have the meaning provided in Section 2.14.

         "Project Cost" means, with respect to any Resort Property, the aggregate costs required to complete such construction project in accordance with the plans therefor and applicable legal requirements, as set forth in an Officers' Certificate submitted to the Trustee, setting forth in reasonable detail all amounts theretofore expended and any anticipated costs and expenses estimated to be incurred and reserves to be established in connection with the construction and development of such future addition or improvement, including direct costs related thereto such as construction management, architectural engineering and interior design fees, site work, utility installations and hook-up fees, construction permits, certificates and bonds, land acquisition costs and the cost of furniture, fixtures, furnishings, machinery and equipment, but excluding the following: principal or interest payments on any Debt (other than interest which is required to be capitalized in accordance with generally accepted accounting principles, which shall be included in determining Project
Cost), or costs related to the operation of the Resort Property including, but not limited to, non-construction supplies and pre-operating payroll. The Trustee shall have no duty or obligation to investigate the accuracy of such Officers' Certificate.

         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Registrar" shall have the meaning provided in Section 2.03.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of July 24, 2000, among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Resort Property" means any property owned or to be owned by the Company or any of its subsidiaries that is, or will be upon completion, a casino (including a riverboat casino), casino-hotel, destination resort or a theme park.

         "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

         "Restricted Security" shall have the meaning provided in Section 2.14.

         "Rule 144A" means Rule 144A under the Securities Act.

         "Sale and Lease-Back Transaction" means any arrangement with any person (other than the Company or a subsidiary of the Company), or to which any such person is a party, providing for the leasing to the Company or a subsidiary of the Company for a period of more than three years of any Consolidated Property which has been or is to be sold or transferred by the Company or such subsidiary to such person or to any other person (other than the Company or a subsidiary of the Company) to which funds have been or are to be advanced by such person on the security of the leased property.

         "SEC" means the Securities and Exchange Commission.

         "Securities" has the meaning specified in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC thereunder.

         "Senior Debt" shall have the meaning provided in Section 3.01.

         "Senior Secured Debt Securities" means any securities of the Company that constitute senior secured debt of the Company.

         "Senior Unsecured Debt Securities" means any securities of the Company that constitute senior unsecured debt of the Company.

         "subsidiary" of any person means (i) any corporation of which at least a majority in interest of the outstanding stock having by the terms thereof voting power under ordinary circumstances to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency, is at the time, directly or indirectly, owned or controlled by such person, or by one or more other corporations a majority in interest of such stock of which is similarly owned or controlled, or by such person and one or more other corporations a majority in interest of such stock of which is similarly owned or controlled and (ii) any other person (other than a corporation, or a partnership, corporation or other entity described in clause (ii) of the definition of Joint Venture) in which such person or any subsidiary, directly or indirectly, has greater than a 50% ownership interest.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in
Section 9.03 hereto.

         "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and thereafter means the successor.

         "U.S. Government Obligations" means direct non-cancelable obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged.

         "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds of the sale or transfer of property leased pursuant to such Sale and Lease-Back Transaction or (ii) the fair value, in the opinion of the Board of Directors as evidenced by a board resolution, of such property at the time of entering into such Sale and Lease Back Transaction.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitled the Holders thereof to vote in the election of members of the board of directors of such Person.

         SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Securityholder or Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Company.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them.

         SECTION 1.03. RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

         (1)      a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

         (3)      "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular; and

         (5)      provisions apply to successive events and transactions.

                                   ARTICLE TWO

                                 THE SECURITIES

         SECTION 2.01. FORMS GENERALLY.

         The Initial Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT A and shall be in a principal amount at maturity not greater than $500,000,000. The Exchange Securities and the Trustee's certificate of authentication relating thereto shall be substantially in the form of EXHIBIT B. The Securities may have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The Company and the Trustee shall approve the form of the Securities and any notation, legend or endorsement on them. If required, the Securities may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the Securities, annexed hereto as EXHIBIT A and EXHIBIT B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Securities in registered form, substantially in the form set forth in EXHIBIT A (the "Global Security"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided, and shall bear the legend set forth in Section 2.14. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

         Securities issued in exchange for interests in a Global Security pursuant to Section 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in EXHIBITS A AND B (the "Physical Securities").

         SECTION 2.02. EXECUTION AND AUTHENTICATION;
                       AGGREGATE PRINCIPAL AMOUNT; DELIVERY

         Two Officers shall sign the Securities for the Company by original or facsimile signature.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

         Upon a written order of the Company signed by two Officers or by an Officer and an Assistant Treasurer of the Company, the Trustee shall authenticate the Securities.

         The Trustee shall authenticate (i) Initial Securities for original issue in the aggregate principal amount not to exceed $500,000,000 and (ii) Exchange Securities for issue only in a registered Exchange Offer, pursuant to the Registration

Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company in the form of an Officers' Certificate of the Company. Each such written order shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated, whether the Securities are to be Initial Securities or Exchange Securities and whether the Securities are to be issued as Physical Securities or Global Securities or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee stating that the issuance of the Exchange Securities complies with this Indenture and has been duly authorized by the Company. The aggregate principal amount of Securities outstanding at any time may not exceed $500,000,000.

         The Securities shall be issuable only in registered form without coupons and only in minimum denominations of $1,000 and in integral multiples of $1,000 in denominations above $1,000.

         The Company and the Trustee, by their execution and authentication, respectively, of the Securities, expressly agree to the terms and conditions stated therein and to be bound thereby.

         SECTION 2.03. REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where the Securities may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where the Securities may be presented for payment ("Paying Agent"). At all times the Registrar and the Paying Agent shall each maintain an office or agency in the State of New York where the Securities may be presented for the above purposes. The Registrar shall keep a register of the Securities and of their registration of transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents for the Securities. The term "Paying Agent" includes any additional paying agent. The term "Registrar" includes any co-registrar.

         The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The

Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent for the Securities, the Trustee shall act as such.

         The Company initially appoints the Trustee as Registrar and Paying
Agent.

         SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

         Subject to the provisions of Article Three and Section 8.03 hereof, each Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a subsidiary of the Company acts as Paying Agent, it shall, on or before each due date of principal of or interest on the Securities, segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money.

         SECTION 2.05. SECURITYHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders relating to such interest payment date or request, as the case may be.

         SECTION 2.06. TRANSFER AND EXCHANGE.

         Where a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the New York Uniform Commercial Code are met. Where Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company may charge a reasonable fee for any transfer or exchange but not for any exchange pursuant to Section 2.09 or 9.05.

         The Company need not issue, and the Registrar or co-Registrar need not register the transfer or exchange of, (i) any Security during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of the Securities for redemption under Section 11.02 and ending at the close of business on the day of such mailing, or (ii) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

         SECTION 2.07. REPLACEMENT SECURITIES.

         If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate and make available for delivery a replacement Security if the requirements of Section 8-405 of the New York Uniform Commercial Code are met. Before any Security is replaced, an indemnity bond must be provided sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security. Every replacement Security shall constitute a contractual obligation of the Company and shall be entitled to all the benefits of this Indenture equally with all other Securities issued hereunder.

         SECTION 2.08. OUTSTANDING SECURITIES.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except for those canceled by it and those described in this Section. Subject to the provisions of Section 12.06 hereof, a Security does not cease to be outstanding because the Company or an Affiliate holds the Security. If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent holds on the maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and interest on them shall cease to accrue.

         SECTION 2.09. TEMPORARY SECURITIES.

         Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

         SECTION 2.10. CANCELLATION.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall cancel and dispose of any Securities surrendered to them for registration of transfer, exchange, payment or cancellation in accordance with their customary procedures. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation.

         SECTION 2.11. DEFAULTED INTEREST.

         If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. After the deposit by the Company with the Trustee of money sufficient to pay such defaulted interest, the Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to each Securityholder, with a copy to the Trustee, a notice that states the record date, the payment date, and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any other lawful manner.

         SECTION 2.12. MANDATORY DISPOSITION OF SECURITIES PURSUANT TO GAMING
                       LAWS.

         Each Holder and beneficial owner of Securities, by accepting or otherwise acquiring an interest in the Securities, shall be deemed to have agreed that if the Gaming Authority of any jurisdiction in which the Company or any of its subsidiaries (or any joint venture in which the Company or a subsidiary of the Company is a participant) now or hereafter conducts or proposes to conduct gaming requires that a person who is a Holder or beneficial owner of Securities must be licensed, qualified or found suitable, or comply with any other requirement under applicable Gaming Laws, such Holder or beneficial owner shall apply for a license, qualification or a finding of suitability or comply with such other requirement, as the case may be, within the prescribed time period. The Trustee shall have no duty to conduct or perform any due diligence or investigation to determine whether any Holder must comply with any applicable Gaming Laws. If such Holder or beneficial owner fails to apply to be, or fails to become, licensed or qualified, is found unsuitable under applicable gaming laws or fails to comply with any other requirement, as the case may be (a "failure of compliance"), then the Company shall have the right, at its option,
(i) to require such person to dispose of its Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by the Gaming Authority or (ii) to redeem such Securities (which redemption may be less than 30 days following the notice of redemption if so requested or prescribed by the Gaming Authority) at a redemption price equal to the lesser of (A) such person's cost, (B) 100% of the principal amount thereof, plus accrued and unpaid interest to the earlier of the redemption date and the date of any failure of compliance, or (C) such other amount as may be required by applicable law or by order of any Gaming Authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company and the Trustee shall not be responsible for any costs or expenses any such Holder or beneficial owner may incur in connection with its application for a license, qualification or a finding of suitability or its compliance with any other requirement of a Gaming Authority. Immediately upon the imposition by a Gaming Authority of a requirement that a Holder or beneficial owner of Securities dispose of Securities, such Holder or beneficial owner shall, to the extent required by applicable Gaming Laws, have no further right (i) to exercise, directly or indirectly, through any trustee, nominee or any other person or entity, any right conferred by the Securities or (ii) to receive any interest, dividends or any other distributions or payments with respect to the Securities or any remuneration in any form with respect to the Securities from the Company or the Trustee, except the redemption price referred to in this Section 2.12.

         SECTION 2.13. CUSIP NUMBERS.

         The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

         SECTION 2.14. RESTRICTIVE LEGENDS.

         Each Global Security and Physical Security that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend")(each, a "Restricted Security") on the face thereof until after the second anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of such Security (or any predecessor security) (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for the Company, unless otherwise agreed by the Company and the Holder thereof):

                  THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER
         SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN

         ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

                  Each Global Security shall also bear the following legends on the face thereof:

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE GOVERNING THIS NOTE.

         SECTION 2.15. BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITY

         (a) The Global Securities initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.14.

         Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Securities, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

         (b) Transfers of a Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Security may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Company and the Trustee that it is unwilling or unable to continue as Depositary for the Global Securities and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depositary to issue Physical Securities.

         (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute and prepare and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

         (d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), such Global Security shall be deemed to be surrendered to the

Trustee for cancellation, and the Company shall execute and prepare and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations registered in the name of such beneficial owners. The Trustee is not responsible for any delay in said delivery as it is contingent upon the Depositary's delivery of information and the co-delivery of the Physical Securities.

         (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph (b) or
(c) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of
Section 2.16, bear the legend regarding transfer restrictions applicable to the Physical Securities set forth in Section 2.14.

         (f) The Holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         SECTION 2.16. SPECIAL TRANSFER PROVISIONS.

         (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor that is not a QIB or to any Non-U.S. Person:

         (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that, to the knowledge of the Registrar, neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time on or prior to the second anniversary of the Issue Date) or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT C and any legal opinions and certifications required thereby or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT D; and

         (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Security, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) written instructions given in accordance with the Depositary's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Securities of like tenor and amount.

          (b) TRANSFERS TO QIBS. The following provisions shall apply with respect to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

         (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

         (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in a Global Security, upon receipt by the Registrar of written instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of such Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

          (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the second anniversary of the Issue Date (PROVIDED, HOWEVER, that, to the knowledge of the Registrar, neither the Company nor any Affiliate of the Company has held any beneficial interest in such Security, or portion thereof, at any time prior to or on the second anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

          (d) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar's normal business hours upon the giving of reasonable written notice to the Registrar.

          The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

          (e) TRANSFERS OF SECURITIES HELD BY AFFILIATES. Any certificate (i) evidencing a Security that has been transferred to an Affiliate of the Company within three years after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until two years after the last date on which either the Company or any Affiliate of the Company was an owner of such Security, in each case, bear a legend in substantially the form set forth in Section 2.14, unless otherwise agreed by the Company (with written notice thereof to the Trustee).

                                  ARTICLE THREE

                                  SUBORDINATION

          SECTION 3.01. SECURITIES SUBORDINATED TO SENIOR DEBT.

          The Company, for itself and its successors, and each Holder, by his acceptance of Securities, agrees that the payment of the principal of, premium, if any, and interest on the Securities is subordinated, to the extent and in the manner provided in this Article Three, to the prior payment in full in cash or cash equivalents of all Senior Debt.

          For purposes of this Article Three, "Senior Debt" means the principal, premium, if any, and interest on any Debt of the Company, whenever created, incurred, issued, assumed or guaranteed, unless, in the case of any particular Debt, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Debt shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, Senior Debt shall include (a) the principal of, and interest on, and other amounts due on or in connection with the Debt of the Company under the Credit Facilities; (b) all Interest Rate Protection Obligations of the Company;
(c) all obligations of the Company under standby letters of credit; and (d) Debt evidenced by the 6.45% Senior Notes of the Company Due 2006, the 7.0% Debentures of the Company Due 2036 and the 6.70% Debentures of the Company Due 2096. Notwithstanding the foregoing, Senior Debt shall not include (a) to the extent that it may constitute Debt, any obligation for federal, state, local or other taxes; (b) any Debt among or between the Company and/or any one or more subsidiaries and Affiliates of the Company; (c) to the extent that it may constitute Debt, any obligation in respect to any trade payable incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business; (d) Debt evidenced by the 6-3/4% Senior Subordinated Notes of the Company Due 2003, the 9-1/4% Senior Subordinated Notes due 2005 and the 7-5/8% Senior Subordinated Debentures of the Company Due 2013, with respect to which the Securities will rank PARI PASSU in right of payment; (e) Debt of the Company that is expressly subordinate or junior in right of payment to any other Debt of the Company; (f) to the extent that it may constitute Debt, any obligation owing under leases (other than Capital Lease Obligations) or management agreements; and (g) any obligation that by operation of law is subordinate to any general unsecured obligations of the Company; PROVIDED that any guaranty by the Company of Debt of a subsidiary of the Company to third parties shall constitute Senior Debt unless, in the case of any particular guaranty, the instrument creating or evidencing the same provides that such guaranty is subordinated to any other Debt of the Company; PROVIDED, FURTHER, that in the event a subsidiary of the Company advances to the Company the proceeds attributable to Debt incurred by such subsidiary to a third party which Debt has been guaranteed by the Company pursuant to a guaranty which itself constitutes Senior Debt, then such obligation of the Company to repay such advance to the subsidiary shall constitute Senior Debt, unless such obligation is created or evidenced by an instrument which provides that such obligation is subordinated to any other Debt of the Company. This Article Three shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

          SECTION 3.02. NO PAYMENT ON SECURITIES IN CERTAIN CIRCUMSTANCES.

          (a) Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal thereof and interest thereon and other amounts due in connection therewith shall first be paid in full, or such payment duly provided for or other provision made therefor in a manner satisfactory to the holders of such Senior Debt, before any payment is made (i) on account of principal of or interest on any of the Securities or (ii) to acquire any of the Securities for cash or property other than capital stock of the Company.

          (b) Upon the happening of and during the continuance of any event of default (or if an event of default would result upon any payment with respect to any of the Securities) with respect to any Senior Debt, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to immediately accelerate the maturity thereof beyond any applicable grace period and (if the default is other than (i) a default in payment of the principal of or interest on or other amount due in connection with such Senior Debt or (ii) a default for which notice is required to be sent under the terms of such Senior Debt by the holders thereof or their Representative) upon written notice thereof given to the Company and the Trustee by the holders of such Senior Debt or their Representative, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment or distribution of any assets of the Company of any kind or character (excluding any payment from the trust described under Article Eight below) shall be made by the Company with respect to the principal of, premium, if any, or interest on any of the Securities or to acquire any of the Securities for cash or property other than capital stock of the Company; PROVIDED, HOWEVER, that if such default is a default other than a default referred to in clause (i) of this Section 3.02(b), nothing contained in this Section 3.02(b) shall prevent the Company from making payments of interest, when due, on any of the Securities.

          (c) In the event that notwithstanding the provisions of this Section
3.02 the Company shall make any payment to the Trustee on account of the principal of or interest on any of the Securities (other than as permitted by Section 3.02(b)) after the happening of an event of default of the type specified in clauses (i) or (ii) of Section 3.02(b) above or after receipt by the Company and the Trustee of written notice as provided in Section 3.02(b) above of any other event of default with respect to any Senior Debt, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, such payment (subject to the provisions of Sections 3.06 and 3.07) shall be held by the Trustee in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Debt (pro rata as to each of such holders on the basis of the respective amounts of Senior Debt held by them as certified by the Company) or their Repre-sentative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt. The Company shall give prompt written notice to the Trustee of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.

          SECTION 3.03. SECURITIES SUBORDINATED TO PRIOR PAYMENT OF ALL SENIOR
                        DEBT ON DISSOLUTION, LIQUIDATION OR REORGANIZATION OF COMPANY.

          Upon any distribution of assets of the Company pursuant to any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership or similar proceedings relating to the Company or its property or upon an assignment for the benefit of creditors or other marshalling of assets or liabilities of the Company or otherwise, whether voluntary or otherwise):

          (a) the holders of all Senior Debt shall first be entitled to receive payment in full of the principal and interest due thereon and other amounts due in connection therewith before the Holders are entitled to receive any payment or distribution (excluding any payment from the trust described under Article Eight below) on account of the principal of, premium, if any, or interest on any of the Securities;

          (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on behalf of the Holders would be entitled except for the provisions of this Article Three shall be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of Senior Debt or their Representative to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt; and

          (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of principal of or interest on any of the Securities before all Senior Debt is paid in full, or effective provision made for its payment, such payment or distribution (subject to the provisions of Sections 3.06 and 3.07) shall be received and held in trust for and shall be paid over to the holders of the Senior Debt remaining unpaid or unprovided for or to their Representative for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

          The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company or any assignment for the benefit of the Company's creditors.

          SECTION 3.04. SECURITYHOLDERS TO BE SUBROGATED TO RIGHTS OF HOLDERS OF
                        SENIOR DEBT.

          Subject to the payment in full in cash of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company applicable to the Senior Debt until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of Senior Debt by or on behalf of the Company or by or on behalf of the Holders of the Securities by virtue of this Article Three that otherwise would have been made to the Holders of the Securities shall, as between the Company and the Holders of the Securities, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article Three are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand.

          SECTION 3.05. OBLIGATIONS OF THE COMPANY UNCONDITIONAL.

          Nothing contained in this Article Three or elsewhere in this Indenture or in any Security is intended to or shall impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Three of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Upon any distribution of assets of the Company referred to in this Article Three, the Trustee, subject to the provisions of Sections 7.01 and 7.02, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation, reorganization or similar proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other Debt of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Three.

          SECTION 3.06. TRUSTEES AND PAYING AGENT ENTITLED TO ASSUME PAYMENTS
                        NOT PROHIBITED IN ABSENCE OF NOTICE.

          The Trustee and Paying Agent shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee or the Paying Agent unless and until a Responsible Officer of the Trustee or the Paying Agent shall have received written notice thereof from the Company or from one or more holders of Senior Debt or from any Representative therefor and, prior to the receipt of any such written notice, the Trustee and Paying Agent, subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects conclusively to assume that no such fact exists.

          The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Debt (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee or agent on be-half of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

          SECTION 3.07. APPLICATION BY TRUSTEE OF MONIES DEPOSITED WITH IT.

          Any deposit of monies by the Company with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any of the Securities shall be subject to the provisions of Sections 3.01, 3.02,
3.03 and 3.04 except that, if prior to the date on which by the terms of this Indenture any such monies may become payable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) a Responsible Officer of the Trustee or such Paying Agent shall not have received with respect to such monies the notice provided for in Section 3.06, then the Trustee or such Paying Agent shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date. Nothing herein shall be construed to relieve any Holders from duties imposed upon them under Section 3.03(c) with respect to monies received in violation of the provisions of this Article Three.

          SECTION 3.08. SUBORDINATION RIGHTS NOT IMPAIRED BY ACTS OR OMISSIONS
                        OF COMPANY OR HOLDERS OF SENIOR DEBT.

          No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders of the Securities. No provision in any supplemental indenture which affects the superior position of the holders of the Senior Debt shall be effective against the holders of the Senior Debt who have not consented thereto.

          SECTION 3.09. SECURITYHOLDERS AUTHORIZE TRUSTEE TO EFFECTUATE
                        SUBORDINATION OF SECURITIES.

          Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Three and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of the Company, the immediate filing of a claim for the unpaid balance of its or his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of Senior Debt are hereby authorized to have the right to file and are hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities.

          SECTION 3.10. RIGHT OF TRUSTEE AND PAYING AGENT TO HOLD SENIOR DEBT;
                        PRESERVATION OF TRUSTEE'S RIGHTS.

          The Trustee and the Paying Agent shall be entitled to all of the rights set forth in this Article Three in respect of any Senior Debt at any time held by either of them to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee or the Paying Agent of any of its rights as such holder.

          Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 3.11. ARTICLE THREE NOT TO PREVENT EVENTS OF DEFAULT.

          The failure of the Company to make a payment on account of principal of or interest on the Securities when due or within any applicable grace period by reason of any provision of this Article Three shall not be construed as preventing the occurrence of an Event of Default under Section 6.01.

          SECTION 3.12. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

                                  ARTICLE FOUR

                                    COVENANTS

          SECTION 4.01. PAYMENT OF SECURITIES.

          The Company shall pay by 10:00 a.m. New York City time, the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment; PROVIDED, HOWEVER, that money held by the Trustee for the benefit of holders of Senior Debt pursuant to the provisions of Article Three hereof shall not be considered paid within the meaning of this Section 4.01.

          The Company shall pay interest on overdue principal at the rate borne by the Securities; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. CORPORATE EXISTENCE.

          Subject to Article Five, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each subsidiary in accordance with the respective organizational documents of each subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its subsidiaries; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any right, license or franchise, and with respect to the subsidiaries, any such existence, right, license or franchise, if the Board of Directors, or the board of directors or managing partners of the subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

          SECTION 4.03. PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any subsidiary or upon the income, profits or property of the Company or any subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings; and PROVIDED, FURTHER, that the Company shall not be required to cause to be paid or discharged any such tax, assessment, charge or claim if the Board of Directors, or the board of directors or managing partners of the subsidiary concerned, shall determine that such payment is not advantageous to the conduct of the business of the Company or any subsidiary and that the failure so to pay or discharge is not disadvantageous in any material respect to the Holders.

          SECTION 4.04. MAINTENANCE OF PROPERTIES.

          The Company will cause all properties used in the conduct of its business or the business of any subsidiary to be maintained and kept in such condition, repair and working order as in the judgment of the Company may be necessary, so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors or managing partners of the subsidiary concerned, desirable in the conduct of the business of the Company or any subsidiary and not disadvantageous in any material respect to the Holders; and PROVIDED FURTHER, that property may be disposed of in the ordinary course of the business of the Company or its subsidiaries at the discretion of the appropriate officers of the Company and its subsidiaries.

          SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY.

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Unless the Trustee serves as Paying Agent or Registrar, the Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; PROVIDED, HOWEVER, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.

          SECTION 4.06. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating whether or not the signers know of any default by the Company in perform-ing its covenants hereunder, without regard to notice requirements or periods of grace, in Sections 4.02, 4.03, 4.04, 4.05, 4.09 and 4.10. If they do know of such a default, the certificate shall describe the default in detail.

          The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

          SECTION 4.07. REPORTS.

          The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the quarterly and annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a).

          So long as any of the Securities remain outstanding the Company shall cause to be mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar all annual, quarterly or other reports which the Company mails or causes to be mailed to its stockholders generally, concurrently with such mailing to stockholders, and will cause to be disclosed in such annual reports as of the date of the most recent financial statements in each such report the amount available for dividends and other payments pursuant to the most restrictive covenant therefor as of such date.

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          SECTION 4.08. WAIVER OF STAY, EXTENSION OF USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in an manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the interest on the Securities as contemplated herein, whenever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.09. LIMITATION ON LIENS.

          Nothing in this Indenture or in the Securities shall in any way restrict or prevent the Company or any of its subsidiaries from incurring any Debt; PROVIDED, HOWEVER, that neither the Company nor any of its subsidiaries may issue, assume or guarantee any Debt secured by a Lien upon any Consolidated Property without effectively providing that the Securities shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured, except that this restriction will not apply to:

          (a) Liens existing on the date of original issuance of the Securities;

          (b) Liens affecting property of a corporation or other entity existing at the time it becomes a subsidiary of the Company or at the time of acquisition through a merger, consolidation or otherwise by the Company or a subsidiary of the Company;

          (c) Liens on property existing at the time of acquisition thereof or incurred to secure payment of all or a part of the purchase price thereof or to secure Debt incurred prior to, at the time of, or within 24 months after the acquisition thereof, for the purpose of financing all or part of the purchase price thereof;

          (d) Liens on any property to secure all or part of the cost of improvements or construction thereon or Debt incurred to provide funds for that purpose in a principal amount not exceeding the cost of these improvements or construction;

          (e) Liens to secure Debt of a subsidiary of the Company to the Company or to a subsidiary of the Company;

          (f) Liens to secure Debt of the Company, the proceeds of which are used substantially simultaneously with the incurrence of such Debt to retire Funded Debt;

          (g) purchase money security Liens on personal property;

          (h) Liens securing Debt of the Company, the proceeds of which are used within 24 months of the incurrence of such Debt for the Project Cost of the construction and development or improvement of a Resort Property;

          (i) Liens on the stock, partnership or other equity interest of the Company or any subsidiary in any Joint Venture or any subsidiary which owns an equity interest in the Joint Venture to secure Debt, PROVIDED the amount of such Debt is contributed and/or advanced solely to such Joint Venture;

          (j) Liens securing any Senior Debt;

          (k) Liens in favor of any government or governmental body, including the United States or any state thereof, or any department, agency, instrumentality, or political subdivision of any such jurisdiction, including, without limitation, Liens to secure Debt of the pollution control or industrial revenue bond type;

          (l) Liens required by any contract or statute in order to permit the Company or a subsidiary of the Company to perform any contract or subcontract made by it or any subsidiary with or at the request of a governmental entity, the United States of America, any state or any department, agency or instrumentality or political subdivision of either;

          (m) mechanic's, materialman's, carrier's or other like Liens, arising in the ordinary course of business;

          (n) Liens for taxes or assessments and similar charges either (x) not delinquent or (y) contested in good faith by appropriate proceedings and as to which the Company or a subsidiary of the Company shall have set aside on its books adequate reserves;

          (o) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and minor irregularities of title incident thereto which do not in the aggregate materially detract from the value of the property or assets of the Company and its subsidiaries taken as a whole or impair the use of such property in the operation of the Company's or any of its subsidiary's business; and

          (p) any extension, renewal, replacement or refinancing of any Lien referred to in the foregoing clauses (a) through (j) inclusive or of any Debt secured thereby; PROVIDED that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal, replacement or refinancing, and that such extension, renewal, replacement or refinancing Lien shall be limited to all or part, of substantially the same property which secured the Lien extended, renewed, replaced or refinanced (plus improvements on such property).

          Notwithstanding the foregoing provisions of this Section 4.09, the Company and any one or more of its subsidiaries may, without securing the Securities, issue, assume or guarantee Debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Debt of the Company and its subsidiaries which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (a) through (j) inclusive above) and the aggregate Value of Sale and Lease-Back Transactions (other than those in connection with which the Company has voluntarily retired Funded Debt) does not at any one time exceed 15% of Consolidated Net Tangible Assets of the Company and its consolidated subsidiaries.

          SECTION 4.10. LIMITATION ON SALE AND LEASE-BACK TRANSACTIONS.

          Neither the Company nor any of its subsidiaries shall enter into any Sale and Lease-Back Transaction unless either (a) the Company or such subsidiary would be entitled, pursuant to the provisions of Section 4.09, to incur Debt in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction, secured by a Lien on the property to be leased, without equally and ratably securing the Securities or (b) the Company (and in any such case the Company covenants and agrees that it will do so) within 120 days after the effective date of such Sale and Lease-Back Transaction (whether made by the Company or a subsidiary of the Company) applies to the voluntary retirement of its Funded Debt an amount equal to the Value of the Sale and Lease-Back Transaction less the principal amount of other Funded Debt voluntarily retired by the Company within four months after the effective date of such arrangement, excluding retirements of Funded Debt as a result of conversions or pursuant to mandatory sinking fund or prepayment provisions or by payment at maturity.

          SECTION 4.11. DEFEASANCE OF CERTAIN OBLIGATIONS.

          The Company may omit to comply with any term, provision or condition set forth in Sections 4.03, 4.04, 4.09 and 4.10 and Article Five and Section 6.01(3) (with respect to Sections 4.03, 4.04, 4.09 and 4.10 and Article Five) and, in each case with respect to any series of Securities, such omission shall be deemed not to be an Event of Default; PROVIDED that the following conditions have been satisfied with respect to such series:

          (1) the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities,
     (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide not later than the opening of business on the relevant due date, money in an amount, or (C) a combination thereof, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee at the expense of the Company, sufficient to pay and discharge the principal of, and each installment of interest on, such series of Securities then outstanding on the date of maturity of such principal or installment of interest or on the redemption date, as the case may be;

          (2) Such deposit shall not cause the Trustee with respect to the Securities to have a conflicting interest for purposes of the TIA with respect to the Securities;

          (3) Such deposit will not result in a breach or violation of, or constitute a default under, this Indenture;

          (4) No Event of Default or event that with the giving of notice or lapse of time, or both, would become an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit and no Event of Default under Section 6.01(5) or Section 6.01(6) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 6.01(5) or Section 6.01(6) shall have occurred and be continuing at any time during the period ending on the 91st day after such date or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (5) the deposit shall not result in the Company, the Trustee or the trust becoming or being deemed to be an "investment company" under the Investment Company Act of 1940;

          (6) The Company has delivered to the Trustee an Opinion of Counsel, reasonably satisfactory to the Trustee, to the effect that (i) Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred and (ii) (A) the trust funds will not be subject to any rights of holders of Senior Debt, including, without limitation, those arising under Article Three of this Indenture and (B) after the passage of 90 days following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; PROVIDED that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion need be given as to the effect of such laws on the trust funds except the following: (x) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of the Securities, the Trustee will hold, for the benefit of the Holders of the Securities, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise and (y) no property, rights in property or other interests granted to the Trustee for the benefit of the Holders of the Securities or to the Holders of the Securities in exchange for or with respect to any of such trust funds will be subject to any prior rights of holders of Senior Debt, including without limitation those arising under Article Three of this Indenture; and

          (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section have been complied with.

          SECTION 4.12. LIMITATION ON LAYERING DEBT.

          The Company may not create, incur, assume or suffer to exist any Debt that is subordinate in right of payment to any other Debt of the Company, unless, by its terms or the terms of the instrument creating or evidencing it, such Debt is subordinate in right of payment to, or ranks PARI PASSU with, the Securities.

          SECTION 4.13. CHANGE OF CONTROL.

          (a) Following the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall, within 30 days after the Change of Control Date, make an offer to purchase (a "Change of Control Offer") all of the then outstanding Securities at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the purchase date. The Company shall be required to purchase all Securities properly tendered in the Change of Control Offer and not withdrawn. The Change of Control Offer shall remain open for 20 days and until the close of business on the Change of Control Payment Date (as defined below).

          (b) Within 45 days following the date upon which the Change of Control occurred, the Company shall mail, or cause the Trustee to mail, by first class mail, a notice to each Holder at such Holder's last registered address, with a copy to the Trustee, if applicable, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Change of Control Offer. Such notice shall state:

          (i) that the Change of Control Offer is being made pursuant to this
     Section 4.13 and that all Securities tendered and not withdrawn shall be accepted for payment;

          (ii) the purchase price (including the amount of accrued interest) and the purchase date (which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date");

          (iii) that any Security not tendered shall continue to accrue interest;

          (iv) that, unless the Company defaults in making payment therefor, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Holders electing to have a Security purchased pursuant to a Change of Control Offer shall be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date;

          (vi) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the second business day prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (vii) that Holders whose Securities are purchased only in part shall be issued new Securities in a principal amount equal to the unpurchased portion of the Securities surrendered; PROVIDED, HOWEVER, that each Security purchased and each new Security issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

          (viii) the circumstances and relevant facts regarding such Change of Control.

          On the Change of Control Payment Date, the Company shall, to the extent permitted by law, (i) accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Securities or portions thereof so tendered and (iii) deliver, or cause to be delivered, to the Trustee for cancellation the Securities so accepted together with an Officers' Certificate stating that such Securities or portions thereof have been tendered to and purchased by the Company. The Paying Agent will promptly either (x) pay to the Holder against presentation and surrender (or, in the case of partial payment, endorsement) of the Global Securities or (y) in the case of Certificated Securities, mail to each Holder of Securities the Change of Control Payment for such Securities, and the Trustee will promptly authenticate and deliver to the Holder of the Global Securities a new Global Security or Securities or, in the case of Certificated Securities, mail to each Holder new Certificated Securities, as applicable, equal in principal amount to any unpurchased portion of the Securities surrendered, if any, provided that each new Certificated Security will be in a principal amount of $1,000 or an integral multiple thereof. The Company will notify the Trustee and the Holders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          Neither the Board of Directors of the Company nor the Trustee may waive the provisions of this Section 4.13 relating to the Company's obligation to make a Change of Control Offer or a Holder's right to redemption upon a Change of Control.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached their obligations under the provisions of this Section 4.13 by virtue thereof.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

          The Company shall not consolidate with or merge into any other person or transfer its properties and assets substantially as an entirety to any person unless:

          (1) either the Company shall be the continuing corporation, or the person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company substantially as an entirety are transferred shall be a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

          (2) immediately after giving effect to such transaction, no Default or Event of Default exists; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          The successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under the Indenture and the Securities, and in the event of such transfer any such predecessor corporation may be dissolved and liquidated.

                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

          SECTION 6.01. EVENTS OF DEFAULT.

          An "Event of Default" with respect to any series of Securities occurs if:

          (1) the Company defaults in the payment of interest on such series of Securities when the same becomes due and payable and the default continues for a period of 30 days; or

          (2) the Company defaults in the payment of principal of such series of Securities when the same becomes due and payable at maturity, upon redemption or otherwise; or

          (3) the Company fails to comply with any of its other agreements in such series of Securities or this Indenture, and the default continues for the period and after the notice specified below; or

          (4) an event or events of default, as defined in any one or more mortgages, indentures or instruments under which there may be issued, or by which there may be secured or evidenced, any Debt of the Company or a subsidiary, whether such Debt now exists or shall hereafter be created, shall happen and shall entitle the holders of such Debt to declare an aggregate principal amount of at least $10,000,000 of such Debt due and payable and such event of default shall not have been cured or waived in accordance with the provisions of such instrument, or such Debt shall not have been discharged, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of such series of Securities then outstanding a written notice specifying such event or events of default and requiring the Company to cause such event of default to be cured or such Debt to be discharged and stating that such notice is a "Notice of Default" hereunder; PROVIDED, HOWEVER, that the Company is not in good faith contesting in appropriate proceedings the occurrence of such an event of default; or

          (5) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any Subsidiary in an involuntary case or proceeding under any Bankruptcy Law which shall (A) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any subsidiary, (B) appoint a Custodian of the Company or any subsidiary or for any substantial part of its property or (C) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or any bankruptcy or insolvency petition or application is filed, or any bankruptcy or insolvency proceeding is commenced, against the Company or any subsidiary and such petition, application or proceeding is not dismissed within 60 days; or any warrant of attachment is issued against any substantial portion of the property of the Company or any subsidiary which is not released within 60 days of service; or

          (6) the Company or any subsidiary shall (A) become insolvent, (B) generally fail to pay its debts as they become due, (C) make any general assignment for the benefit of creditors, (D) admit in writing its inability to pay its debts generally as they become due, (E) commence a voluntary case or proceeding under any Bankruptcy Law, (F) consent to the entry of a judgment, decree or order for relief in an involuntary case or proceeding under any Bankruptcy Law, (G) consent to the institution of bankruptcy or insolvency against it, (H) apply for, consent to or acquiesce in the appointment of or taking possession by a Custodian of the Company or any subsidiary or for any substantial part of its property or (I) take any corporate action in furtherance of any of the foregoing.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          A default under clause (3) (other than a Default under Section 4.02 or Article Five which Default shall be an Event of Default without the notice or passage of time specified in this paragraph) is not an Event of Default with respect to the Securities until the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding notify the Company (with a copy to the Trustee) of the default and the Company does not cure the default within 30 days after receipt of the notice. The notice must specify the default, demand that it be remedied and state that the notice is a "Notice of Default."

          SECTION 6.02. ACCELERATION.

          If an Event of Default relating to any series of Securities occurs and is continuing, the Trustee by notice in writing to the Company, or the Holders of not less than 25% in principal amount of the Securities then outstanding by notice in writing to the Company and the Trustee, may declare the unpaid principal (but in no event more than the maximum amount of principal and interest thereon allowed by law) to be due and payable immediately. Upon any such declaration such principal and interest shall be payable immediately.

          At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Securities then outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration as to the Securities and its consequences if:

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (A) the principal of the Securities that has become due otherwise than by such declaration of acceleration (together with interest, if any, payable thereon); and

               (B) all sums paid by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents, attorneys and counsel; and

          (2) all existing Events of Default relating to the Securities have been cured or waived and the rescission would not conflict with any judgment or decree.

          SECTION 6.03. OTHER REMEDIES.

          If an Event of Default relating to the Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on such series of Securities or to enforce the performance of any provisions of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.04. WAIVER OF PAST DEFAULTS.

          Subject to Section 9.02, the Holders of a majority in principal amount of the Securities then outstanding by notice to the Trustee may waive an existing Default or Event of Default with respect to the Securities and its consequences. When a Default or Event of Default is waived, it is cured and stops continuing.

          SECTION 6.05. CONTROL BY MAJORITY.

          The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to any default under the Securities. However, subject to Section 7.01, the Trustee may refuse to follow any direction that conflicts with any rule of law or this Indenture, that is unduly prejudicial to the rights of another Holder of the Securities, or that would involve the Trustee in personal liability.

          SECTION 6.06. LIMITATION ON SUITS.

          A Holder of the Securities may not pursue any remedy with respect to this Indenture or any of the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

          (2) the Holders of at least 25% in principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority of principal amount of such series of Securities then outstanding do not give the Trustee a direction inconsistent with the request.

          A Holder of the Securities may not use this Indenture to prejudice the rights of another Holder of the Securities or to obtain a preference or priority over another Holder of the Securities.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, but subject to the provisions of Article Three, the right of any Holder of a Security to receive payment of principal of or interest on the Security on or after the respective due dates expressed in the Security or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of the Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

          If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing with respect to the Securities, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (or such portion of the principal as may be specified as due upon acceleration at that time in the terms of the Securities) and interest, if any, remaining unpaid on the Securities then outstanding.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

          SECTION 6.10. PRIORITIES.

          Subject to the provisions of Article Three, if the Trustee collects any money pursuant to this Article with respect to the Securities, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          Third: to the Company.

          The Trustee may fix a record date and payment date for any payment to Holders of the Securities pursuant to this Section. The Trustee shall notify the Company in writing reasonably in advance of any such record date and payment date.

          SECTION 6.11. UNDERTAKING FOR COSTS.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                                  ARTICLE SEVEN

                                     TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

          SECTION 7.01. DUTIES OF TRUSTEE.

          (a) If an Event of Default has occurred and is known to the Trustee (and is not cured), the Trustee shall exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture or in the TIA and no covenants or obligations shall be implied in this Indenture which bind the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this Section;

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (4) The Trustee shall, subject to Section 7.08, comply with any order or directive of a Gaming Authority that the Trustee submit an application for any license, finding of suitability or other approval pursuant to any Gaming Law and will cooperate fully and completely in any proceeding related to such application; PROVIDED, HOWEVER, that if the Trustee's resignation is pending, the failure to comply with this Section 7.01(b)(4) shall not be a violation of this Indenture.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

          SECTION 7.02. RIGHTS OF TRUSTEE.

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or power.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or satisfactory indemnity against such risk or liability is not reasonably assured to it.

         (f) The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such matter inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

         (i) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the principal corporate trust office of the Trustee, and such notice references the Securities and this Indenture.

         (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder.

         (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

         SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its subsidiaries or Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.04. TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its certificate of authentication.

         SECTION 7.05. NOTICE OF DEFAULTS.

         If a Default occurs with respect to the Securities and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of the Securities, notice of the Default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on the Securities, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Securities.

         SECTION 7.06. REPORTS BY TRUSTEE.

         Within 60 days after each June 15 beginning with the June 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such June 15 that complies with TIA Section 313(a) if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

         A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

         To the extent reasonably requested in writing by the Company, the Trustee shall cooperate with the Gaming Authorities in order to provide such Gaming Authorities with any information and documentation that they may request and as otherwise required by law.

         SECTION 7.07. COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time such compensation for its services as shall be agreed in writing by the Company and the Trustee. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expense may include the reasonable compensation and expenses of the Trustee's agents and counsel. The Company shall indemnify each of the Trustee and any predecessor Trustee against any and all loss, damage, claim (whether asserted by the Company, a Holder or any other Person), liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred by it, without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel of its selection and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(5) or Section 6.01(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

         The provisions of this Section shall survive the termination of this Indenture.

         SECTION 7.08. REPLACEMENT OF TRUSTEE.

         The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the Securities then outstanding may remove the Trustee with respect to the Securities by so notifying the removed Trustee and may appoint a successor Trustee with the Company's consent. The Company may remove the Trustee with respect to the Securities if:

         (1) the Trustee fails to comply with Section 7.10;

         (2) the Trustee is adjudged a bankrupt or an insolvent;

         (3) a receiver or other public officer takes charge of the Trustee or its property; or

         (4) the Trustee becomes incapable of acting.

         If, as to the Securities, the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee for that series.

         A successor Trustee as to any series of Securities shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall, upon payment of its charges, promptly transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture as to the Securities. A successor Trustee shall mail notice of its succession to the Holders of the Securities.

         If a successor Trustee as to the Securities does not take office within 45 days after the retiring Trustee resigns or is removed, then (i) the retiring Trustee or the Company may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee and (ii) the Holders of a majority in principal amount of the Secu-rities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10 with respect to the Securities, any Holder of the Securities who satisfies the requirements of TIA
Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Securities.

         In case of appointment hereunder of a successor Trustee with respect to the Securities, the Company, the retiring Trustee and each successor Trustee with respect to the Securities shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) shall contain such provisions as shall be necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary or desirable to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; PROVIDED, HOWEVER, that nothing herein or in such supplemental Indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be a trustee of a trust hereunder separate and apart from any trust hereunder and administered by any other such Trustee.

         Upon the execution and delivery of such supplemental Indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

         SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee as to the Securities consolidates with, merges or converts into, or transfers all or substan-tially all of its corporate trust assets to, another corporation, the resulting, surviving or transferee corporation shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, without any further act, be the successor Trustee as to the Securities.

         SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

         The Securities shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee as to the Securities shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9).

         SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

         SECTION 7.12. AUTHENTICATING AGENT.

         If the Company so requests, there shall be an Authenticating Agent appointed by the Trustee with power to act on its behalf and subject to its direction in the authentication and delivery of the Securities in connection with the exchange or registration of transfer thereof as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by the relevant Sections hereof to authenticate and deliver the Securities, and such Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder, and for all purposes of this Indenture, the authentication and delivery of such Securities by the Authenticating Agent pursuant to this Section shall be deemed to be the authentication and delivery of such Securities "by the Trustee." Notwithstanding anything to the contrary contained in Section 2.02, or in any other Section hereof, all authentication in connection with exchange or registration of transfer thereof shall be effected either by the Trustee or an Authenticating Agent and such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State, with a combined capital and surplus of at least $5,000,000 and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by Federal or State authority. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect herein specified in this Section. If such corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

         Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of the Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or the Authenticating Agent or such successor corporation.

         Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section, the Trustee shall promptly appoint a successor Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of the Securities as the names and addresses of such Holders appear on the register of Securities, and shall publish notices of such appointment at least once in a newspaper of general circulation in the place where such successor Authenticating Agent has its principal office.

         Any Authenticating Agent by the acceptance of its appointment shall be deemed to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth, including, without limitation, the duties to authenticate and deliver the Securities when presented to it in connection with exchanges or registrations of transfer thereof; it will furnish from time to time, as re-quested by the Trustee, appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; it is eligible for appointment as Authenticating Agent under this Section and will notify the Trustee promptly in writing if it shall cease to be so qualified; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of any act or failure to act of the Authenticating Agent but it shall have no liability for any action taken by it at the specific written direction of the Trustee.

         The Company agrees that it will pay to the Authenticating Agent from time to time reasonable compensation for its services.

         The provisions of Sections 7.02, 7.03 and 7.04 shall bind and inure to the benefit of any Authenticating Agent to the same extent that they bind and inure to the benefit of the Trustee.

         If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication in the following form:

         This is one of the Securities referred to in the within mentioned Indenture.

                  THE BANK OF NEW YORK,
                  as Trustee

                  By:
                       ------------------------------------
                             As Authenticating Agent

                  By:
                       ------------------------------------
                               Authorized Signatory

                                  ARTICLE EIGHT

                             DISCHARGE OF INDENTURE

         SECTION 8.01. TERMINATION OF COMPANY'S OBLIGATIONS.

         The Company may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the immediately succeeding paragraph, if:

         (a) all Securities previously authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities which have been replaced or the Securities which are paid for pursuant to Section 4.01 or the Securities for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.03) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder with respect to such series; or

         (b)(1) the Securities mature within one year or all of them are to be called for redemption within one year after arrangements satisfactory to the Trustee for giving the notice of redemption; and

         (b)(2) the Company has irrevocably deposited or caused to be deposited with the Trustee, during such one-year period, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such series of Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide not later than the opening of business on the relevant due date, money in an amount, or (C) a combination thereof, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, sufficient to pay and discharge the principal of, and each installment of interest on, such series of Securities then outstanding on the date of maturity of such principal or installment of interest or the redemption date, as the case may be; or

         (c)(1) the Company has irrevocably deposited or caused to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will, without consideration of any reinvestment of such interest, provide not later than 10:00 a.m., New York City time, on the relevant due date, money in an amount, or (C) a combination thereof, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, sufficient to pay and discharge the principal of and each installment of interest on such series of Securities then outstanding on the date of maturity of such principal or installment of interest, or, on the redemption date, as the case may be; and

         (c)(2) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for in clause (c) and in Section 4.11 relating to the satisfaction and discharge of this Indenture with respect to such series of Securities have been complied with.

         Notwithstanding the foregoing clause (c), prior to the end of the 90-day period referred to in clause (6)(ii) of Section 4.11, none of the Company's obligations under this Indenture shall be discharged, and subsequent to the end of the 90-day period only the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 4.02, 7.07, 7.08, 8.03 and 8.04 shall survive until such series of Securities are no longer outstanding. Thereafter, the Company's obligations in Sections 7.07, 8.03 and 8.04 shall survive; PROVIDED, that the Company shall pay any taxes or other costs and expenses incurred by any trust created pursuant to this Article Eight.

         After any such irrevocable deposit and after satisfaction of all the conditions of this Section 8.01, the Trustee, upon the Company's request, shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture, except for those surviving obligations specified above. The Trustee shall not be responsible for any calculations made by the Company in connection with the deposit of funds pursuant to clauses (b)(2) or
(c)(1) of this Section 8.01.

         The Company may make an irrevocable deposit pursuant to this Section
8.01 only if at such time it is not prohibited from doing so under the provisions of Article Three and the Company shall have delivered to the Trustee and any such Paying Agent an Officers' Certificate to that effect.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 8.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Securities.

         SECTION 8.02. APPLICATION OF TRUST MONEY.

         The Trustee or Paying Agent shall, with respect to the Securities, hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture, to the payment of principal of and interest on the Securities. Money so held in trust, to the extent allocated for the payment of the Securities, shall not be subject to the provisions of Article Three.

         SECTION 8.03. REPAYMENT TO THE COMPANY.

         Subject to Section 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years; PROVIDED, HOWEVER, that the Company shall, if requested by the Trustee or such Paying Agent, give the Trustee or such Paying Agent satisfactory indemnification against any and all liability which may be incurred by it by reason of such payment; and PROVIDED, FURTHER, that the Trustee or such Paying Agent before being required to make any payment shall at the expense of the Company cause to be published once in a newspaper or newspapers printed in the English language, customarily published at least five days a week and of general circulation in the City of Las Vegas, Nevada and in the Borough of Manhattan, The City of New York and mail to each Securityholder entitled to such money notice that such money remains unclaimed and that, after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Security-holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another person.

         SECTION 8.04. REINSTATEMENT.

         If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; PROVIDED, HOWEVER, that if the Company has made any payment of interest on or principal of the Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of the Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

         The Company and the Trustee as to the Securities may amend or supplement this Indenture or the Securities without notice to or consent of any
Securityholder:

         (1) to cure any ambiguity, defect or inconsistency;

         (2) to comply with Article Five;

         (3) to provide, to the extent permitted by law, that all or a portion of the obligations of the Company hereunder shall be represented only by appropriate records maintained by the Company or the Trustee in addition to or in place of the issue of Securities;

         (4) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA;

         (5) to add to, change or eliminate any of the provisions of this Indenture in respect of the Securities, PROVIDED, HOWEVER, that any such addition, change or elimination (A) shall neither (i) apply to any Securities created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no outstanding Security created prior to the execution of such supplemental indenture and entitled to the benefit of such provision; or

         (6) to make any change that does not adversely affect the rights of any Securityholder.

         SECTION 9.02. WITH CONSENT OF HOLDERS.

         The Company and the Trustee as to the Securities may amend or supplement this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities affected by such amendment or supplement. The Holders of a majority delivered to the Trustee in principal amount of the Securities then outstanding may also waive compliance in a particular instance by the Company with any provision of this Indenture with respect to the Securities; PROVIDED, HOWEVER, that without the consent of each Securityholder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

         (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

         (2) reduce the rate, or extend the time for payment of interest on, any Security in a manner adverse to the Holders thereof;

         (3) reduce the principal of, or extend the fixed maturity or fixed redemption date of any Securities, in a manner adverse to the Holders thereof;

         (4) waive a default in the payment of the principal of, or interest on, any Security;

         (5) modify the provisions of Article Three (Subordination) in a manner adverse to the Holders of Securities or in a manner which will cause any Security to be senior to any other Security in right of payment;

         (6) make any Security payable in money other than that stated in the Security; or

         (7) make any changes in Section 6.04, 6.07 and 9.02 (second sentence).

         An amendment or waiver under this Section may not make any change that adversely affects the rights under Article Three of any holder of an issue of Senior Debt unless such holder consents to such amendment or waiver.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment or waiver under this Section becomes effective, the Company shall mail to Holders of the Securities affected thereby a notice briefly describing the amendment or waiver.

         SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment, supplement or waiver becomes effective, a consent to such amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives notice of revocation before the date the amendment, supplement or waiver becomes effective.

         The Company may, but shall not be obligated to, set a record date for the purpose of determining the identity of Holders entitled to consent to any amendment, supplement or waiver permitted by this Indenture. If a record date is fixed, the Holders of the Securities outstanding on such record date, and no other Holders, shall be entitled to consent to such amendment, supplement or waiver or revoke any consent previously given, whether or not such Holders remain Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of the Securities required hereunder for such amendment, supplement or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment, supplement or waiver becomes effective, it shall bind the Holder of every Security unless it makes a change described in clause
(1), (2), (3), (4), (5), (6) or (7) of Section 9.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

         SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES.

         If an amendment, supplement or waiver changes the terms of a Security, the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

         SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

         The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article if the amendment, supplement or waiver does not adversely affect the rights of the Trustee. If it does, the Trustee may but need not sign it. The Company may not sign an amendment or supplement until the Board of Directors approves it. The Trustee, subject to Sections 7.01 and 7.02, shall and an Officer's Certificate, each receive, and shall be fully protected in relying upon an Opinion of Counsel and an Officer's Certificate, each stating that any amendment, supplement or waiver is authorized by this Indenture and complies with the provisions of this Article Nine.

                                   ARTICLE TEN

                           MEETINGS OF SECURITYHOLDERS

         SECTION 10.01. PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

         A meeting of Holders of the Securities may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

         (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Securityholders pursuant to any of the provisions of Article Six;

         (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

         (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

         (d) to take any action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of such series of Securities under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

         SECTION 10.02. MANNER OF CALLING MEETINGS.

         The Trustee may at any time call a meeting of Holders of the Securities to take any action specified in Section 10.01, to be held at such time and at such place in the City of Las Vegas, Nevada, or in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of Holders of the Securities, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company, and to the Holders of the Securities at their last addresses as they shall appear on the registration books of the Registrar, not less than ten nor more than 60 days prior to the date fixed for the meeting.

         Any meeting of Holders of the Securities shall be valid without notice if all Holders of the Securities then outstanding are present in person or by proxy, or if notice is waived before or after the meeting by all Holders of the Securities then outstanding, if the Company and the Trustee are either present by duly authorized representative or have, before or after the meeting waived notice.

         SECTION 10.03. CALL OF MEETINGS BY COMPANY OR HOLDERS.

         In case at any time the Company, pursuant to resolution of its Board of Directors, or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of Securityholders, either separately or jointly, to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days for receipt of such request, then the Company or the Holders of such series of Securities in the amount above specified may determine the time and place in the City of Las Vegas, Nevada, or in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02, or by causing notice thereof to be published at least once in each of two successive calendar weeks (on any day of the week) in a newspaper or newspapers printed in the English language, customarily published at least five days a week and of general circulation in the City of Las Vegas, Nevada and in the Borough of Manhattan, The City of New York, the first such publication to be not less than 10 nor more than 60 days prior to the date fixed for the meeting.

         SECTION 10.04. WHO MAY ATTEND AND VOTE AT MEETINGS.

         To be entitled to vote at any meeting of Securityholders, a person shall (a) be a registered Holder of one or more Securities, or (b) be a person appointed by an instrument in writing as proxy for the registered Holder or Holders of Securities. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders shall be the persons entitled to vote at such meeting and their counsel and any representative of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 10.05. REGULATIONS MAY BE MADE BY TRUSTEE; CONDUCT OF THE
                        MEETING; VOTING RIGHTS; ADJOURNMENT.

         Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Securities entitled to vote at such meeting, in which case those and only those persons who are Holders of Securities at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

         The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 10.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

         At any meeting each Securityholder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; PROVIDED, HOWEVER, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. At any meeting of Securityholders, the presence of persons holding or representing any number of Securities shall be sufficient for a quorum. Any meeting of Securityholders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

         SECTION 10.06. VOTING AT THE MEETING AND RECORD TO BE KEPT.

         The vote upon any resolution submitted to any meeting of Securityholders shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amount of the Securities voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.02 or published as provided in Section 10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

         Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         SECTION 10.07. EXERCISE OF RIGHTS OF TRUSTEE OR SECURITYHOLDERS MAY NOT
                        BE HINDERED OR DELAYED BY CALL OF MEETING.

         Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders under any of the provisions of this Indenture or of the Securities.

                                 ARTICLE ELEVEN

                                   REDEMPTION

         SECTION 11.01. NOTICES TO TRUSTEE.

         If the Company elects to redeem the Securities pursuant to any optional redemption provisions thereof, it shall notify the Trustee of the redemption date and the principal amount of the Securities to be redeemed.

         The Company shall give each notice provided for in this Section in an Officers' Certificate at least 45 days before the redemption date (unless a shorter notice period shall be satisfactory to the Trustee), which notice shall specify the provisions of such Security pursuant to which the Company elects to redeem such Securities.

         If the Company elects to reduce the principal amount of the Securities to be redeemed pursuant to mandatory redemption provisions thereof, it shall notify the Trustee of the amount of, and the basis for, any such reduction. If the Company elects to credit against any such mandatory redemption Securities it has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with such notice.

         SECTION 11.02. SELECTION OF SECURITIES TO BE REDEEMED.

         If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with the requirements of any exchange on which the Securities are listed, or, if the Securities are not listed on an exchange, on a pro rata basis or by lot. The Trustee shall make the selection not more than 75 days and not less than 30 days before the redemption date from the Securities outstanding and not previously called for redemption. Securities and portions thereof that the Trustee selects shall be in amounts equal to the minimum authorized denomination for the Securities to be redeemed or any integral multiple thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly in writing of the Securities or portions of Securities to be called for redemption.

         SECTION 11.03. NOTICE OF REDEMPTION.

         Except as otherwise provided as to any series of Securities, at least 30 days but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder with a copy to the Trustee whose Securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

         (1) the redemption date;

         (2) the redemption price fixed in accordance with the terms of the Securities to be redeemed, plus accrued interest, if any, to the date fixed for redemption (the "redemption price");

         (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

         (4) the name and address of the Paying Agent;

         (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

         (6) that, unless the Company defaults in payment of the redemption price, interest on Securities called for redemption ceases to accrue on and after the redemption date;

         (7) the paragraph of the Securities pursuant to which such Securities called for redemption are being redeemed; and

         (8) the CUSIP number, if any, of the Securities to be redeemed.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; PROVIDED, HOWEVER, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such no-tice as provided in the preceding paragraph. The notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice of the Holder of any Security shall not affect the validity of the proceeding for the redemption of any other Security.

         SECTION 11.04. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed in accordance with Section 11.03 hereof, Securities called for redemption become due and payable on the redemption date for the redemption price. Upon surrender to the Paying Agent, such Securities will be paid at the redemption price.

         SECTION 11.05. DEPOSIT OF REDEMPTION PRICE.

         On or before 10:00 a.m., New York City time, on the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or any subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of all Securities called for redemption on that date other than Securities which have previously been delivered by the Company to the Trustee for cancellation. The Paying Agent shall return to the Company any money not required for that purpose.

         SECTION 11.06. SECURITIES REDEEMED IN PART.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Security of like series equal in principal amount to the unredeemed portion of the Security surrendered.

                                 ARTICLE TWELVE

                                  MISCELLANEOUS

         SECTION 12.01. TRUST INDENTURE ACT CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA or the TIA as amended after the date hereof, the required provision shall control.

         SECTION 12.02. NOTICES.

         Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first-class mail postage prepaid, addressed as follows:

                  if to the Company:

                           Mandalay Resort Group
                           3950 Las Vegas Boulevard South
                           Las Vegas, Nevada  89119
                           Attention:  General Counsel

                  if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, Floor 21W
                           New York, New York  10286
                           Attention:  Corporate Trust Trustee
                                           Administration
                           Re:  Mandalay Resort Group

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed by first-class mail, postage prepaid, to such Holder at such Holder's address as it appears on the register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it shall be deemed to have been duly given two days after the date of mailing, whether or not the addressee receives it.

         SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 12.04. CERTIFICATES AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

         (1) a statement that the person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate of Opinion of Counsel are based;

         (3) a statement that, in the opinion of such person, such person has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether or not in the opinion of such person, such condition or covenant has been complied with; PROVIDED, HOWEVER, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate.

         SECTION 12.06. WHEN TREASURY SECURITIES DISREGARDED.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by an Affiliate shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

         SECTION 12.07. RULES BY PAYING AGENT, REGISTRAR.

         The Paying Agent or Registrar each may make reasonable rules for its functions.

         SECTION 12.08. LEGAL HOLIDAYS.

         A "Legal Holiday" is a Saturday, a Sunday, a legal holiday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 12.09. GOVERNING LAW.

         This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

         SECTION 12.10. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 12.11. NO RECOURSE AGAINST OTHERS.

         A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any successor corporation shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration of issuance of the Securities. The waiver may not be effective to waive li-abilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

         SECTION 12.12. SUCCESSORS.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 12.13. DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 12.14. SEVERABILITY.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 12.15. EFFECT OF HEADINGS, TABLE OF CONTENTS, ETC.

         The Article and Section headings herein and the table of contents are for convenience only and shall not affect the construction thereof.

         IN WITNESS WHEREOF, the Company and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                              SIGNATURES

                                              MANDALAY RESORT GROUP


                                              By: /s/ GLENN SCHAEFFER
                                                  ----------------------------
                                                  Name:   Glenn Schaeffer
                                                  Title:  President




                                              THE BANK OF NEW YORK,
                                              as Trustee


                                              By: /s/ VAN K. BROWN
                                                  ----------------------------
                                                  Name:   Van K. Brown
                                                  Title:  Assistant V.P.

                                                                       EXHIBIT A


REGISTERED                                                 CUSIP NO.
PRINCIPAL AMOUNT
$

                                                           NO.

                              MANDALAY RESORT GROUP
                      10 1/4% SERIES A SENIOR SUBORDINATED
                                  NOTE DUE 2007

         THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF MANDALAY RESORT GROUP (THE "COMPANY") THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE.

         UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY ANY SUCH NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR NOMINEE OF SUCH SUCCESSOR DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY
CERTIFI-

CATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE GOVERNING THIS NOTE.

         MANDALAY RESORT GROUP, a Nevada corporation (the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of $ on August 1, 2007, and to pay interest thereon at the rate of 10 1/4% per annum, until the entire principal amount hereof is paid or duly provided for. This Note is one of a duly authorized series issued by the Company designated as the "10 1/4% Series A Senior Subordinated Notes due 2007" (herein called the "Notes").

1.       Interest.

         The Company will pay interest semiannually on February 1 and August 1 of each year (each, an "Interest Payment Date") commencing February 1, 2001. Interest on the Notes will accrue from the most recent date to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of the Note, or, if no interest has been paid, from July 24, 2000. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after a Record Date, as that term is defined below, and before the next succeeding Interest Payment Date, this Note shall bear interest from such Interest Payment Date; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Notes, from July 24, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment.

         The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders of Notes at the close of business on the January 15 or July 15 preceding the February 1 or August 1, as the case may be, on which the Interest Payment Date occurs (each, a "Record Date"). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and any interest by its check payable in such money. It may mail an interest check to a holder's registered address.

3. Paying Agent and Registrar.

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture.

          The Company issued the Notes under an Indenture dated as of July 24, 2000, between the Company and the Trustee (the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb), as amended, as in effect on the date of the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of them. Terms used herein which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

5. Redemption.

          a. Optional Redemption. Except as provided below, the Company may not redeem the Notes prior to maturity. Prior to maturity, upon not less than 30 nor more than 60 days' notice, the Company may redeem the Notes in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon to the applicable redemption date.

          "Make-Whole-Premium" means, with respect to any Note at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount that would be payable at maturity of such Note and all remaining interest payments to and including August 1, 2007, discounted on a semi-annual bond equivalent basis from August 1, 2007 to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the aggregate principal amount of the Note being redeemed.

          "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the Notes, PROVIDED that if the average life of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          b. Optional Redemption upon Public Equity Offering. On or prior to August 1, 2003, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that not less than $325 million in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Public Equity Offering.

          As used in the preceding paragraph, a "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, resulting in net cash proceeds to the Company (after deducting any underwriting discounts and commissions) of at least $50 million. "Capital Stock" means with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock. "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the Notes, or is convertible into or exchangeable for debt securities at any time prior to the stated maturity of the Notes.

          c. Mandatory Redemption. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

6. Offers to Purchase.

          Section 4.13 of the Indenture provides that upon the occurrence of a Change of Control (as defined in the Indenture) and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

7. Denominations, Transfer, Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8. Persons Deemed Owners.

          The Holder of a Note may be treated as the owner of it for all purposes.

9. Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Maturity.

          Subject to certain conditions, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal of and accrued interest on the Notes to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Notes.

11. Amendment, Supplement, Waiver.

          Subject to certain exceptions requiring the consent of the Holders of each of the affected Notes, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such amendment, supplement or waiver, and any past default or compliance with any provision as to the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture of the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide that the obligations of the Company hereunder may be represented solely in the records of the Company in addition to or in place of the issue of Notes or to make any change that does not materially adversely affect the rights of any Holder.

12. Restrictive Covenants.

The Notes are general unsecured obligations of the Company limited to the
aggregate principal amount of $         . The Indenture does not limit the
Company from incurring unsecured Debt other than the aggregate principal amount of debt to be issued pursuant to the Indenture. It does limit the ability of the Company and its subsidiaries to grant certain security interests in their property without equally and ratably securing the Notes and to engage in certain sales and leaseback transactions, subject to certain important exceptions described therein. Once a year the Company must report to the Trustee with respect to its compliance with such limitations.

13. Successor Corporation.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

14. Defaults and Remedies.

          An Event of Default is anyone of the following: (i) failure of the Company to pay (whether or not prohibited by the subordination provisions) interest for 30 days on, or the principal when due of, the Notes; (ii) failure to perform any other covenant contained in the Indenture for 30 days after no-tice (other than a Default under Section 4.02 or Article Five which Default shall be an Event of Default without the notice or passage of time specified in this clause); (iii) the occurrence of an event of default under any instrument evidencing Debt of the Company or its subsidiaries entitling the holder or holders thereof to accelerate the payment of an aggregate principal amount of $10,000,000 or more of such Debt, which event of default is not cured or waived in accordance with the provisions of such instrument, or such Debt is not discharged, within 30 days after the receipt by the Company of notice from the Trustee or the holders of 25% in principal amount of such series of Debt Securities then outstanding of such event of default and requiring the Company to cause such event of default to be cured or such Debt to be discharged; and
(iv) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately in accordance with Section 6.02 of the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

15. Trustee Dealings with Company.

          The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its subsidiaries or Affiliates, and may otherwise deal with the Company or its subsidiaries or Affiliates, as if it were not Trustee.

16. No Recourse Against Others.

          A past, present or future director, officer, employee, stockholder or incorporator, as such, of the company or any successor corporation shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and released all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication.

          This Note shall not be valid until the Trustee signs the certificate of authentication at the end of this Note.

18. Copies of the Indenture.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                              Mandalay Resort Group
                              3950 Las Vegas Boulevard South
                              Las Vegas, Nevada  89119
                              Attention:  General Counsel

19. Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

20. CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

21. Registration Rights.

          Pursuant to a registration rights agreement by and among the Company and the Initial Purchasers, the Company will be obligated to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for Exchange Securities (as defined in the Indenture), which have been registered under the Securities Act, in like principal amount and having terms identical in all material respects as the Notes. The Holders of the Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the registration rights agreement.

22. Governing Law.

          This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

                           (Signature Page To Follow)

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officers.

                                          SIGNATURES

                                          MANDALAY RESORT GROUP

                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes of the series designated "10 1/4% Senior Subordinated Notes due 2007," pursuant to the Indenture.

                                          THE BANK OF NEW YORK,
                                          as Trustee



                                          By:
                                             -----------------------------------
                                             Authorized Signatory




Date of Authentication:

                                 ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed by an Eligible Guarantor Institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15:

          I or we assign and transfer this Note to:
________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

          (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:_________________                Signed: _________________________________
                                               (Sign exactly as your name
                                                appears on the other side of
                                                this Note)

Signature Guarantee:____________________________________________________________

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:

                                   [CHECK ONE]

(1)  __        to the Company or a subsidiary thereof; or

(2)  __        pursuant to and in compliance with Rule 144A under the Securities
               Act of 1933, as amended; or

(3)  __        to an institutional "accredited investor" (as defined in
               Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4)  __        pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(5)  __        pursuant to an effective registration statement under the
               Securities Act of 1933, as amended; or

(6)  __        pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate"):

          /  /  The transferee is an Affiliate of the Company.

          Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item
(3), (4) or (6) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.16 of the Indenture shall have been satisfied.

Dated:  ____________________          Signed:___________________________________
                                             (Sign exactly as name appears on
                                              the other side of this Note)

Signature Guarantee: __________________________________________

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________________      _________________________________________
                                       NOTICE:  To be executed by an executive
                                                officer

                                                                       EXHIBIT B

REGISTERED                                                 CUSIP NO.____________
PRINCIPAL AMOUNT
$_______________

                                                           NO.__________________

                              MANDALAY RESORT GROUP
                      10 1/4% SERIES B SENIOR SUBORDINATED
                                  NOTE DUE 2007

          UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY ("DTC"), 55 WATER STREET, NEW YORK, NEW YORK TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND SUCH
NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

          MANDALAY RESORT GROUP, a Nevada corporation (the "Company," which term shall include any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the
principal sum of $             on August 1, 2007, and to pay interest thereon
at the rate of 10 1/4% per annum, until the entire principal amount hereof is paid or duly provided for. This Note is one of a duly authorized series issued by the Company designated as the "10 1/4% Series B Senior Subordinated Notes due 2007" (herein called the "Notes").

1.  Interest.

          The Company will pay interest semiannually on February 1 and August 1 of each year (each, an "Interest Payment Date") commencing February 1, 2001. Interest on the Notes will accrue from the most recent date to which interest has been paid, unless the date hereof is a date to which interest has been paid, in which case from the date of the Note, or, if no interest has been paid, from July 24, 2000. Notwithstanding the foregoing, when there is no existing default in the payment of interest on the Notes, if the date hereof is after a Record Date, as that term is defined below, and before the next succeeding Interest Payment Date, this Note shall bear interest from such Interest Payment Date; PROVIDED, HOWEVER, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Note shall bear interest from the next preceding Interest Payment Date to which interest has been paid, or, if no interest has been paid on the Notes, from July 24, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment.

          The Company will pay interest on the Notes (except defaulted interest) to the persons who are registered Holders of Notes at the close of business on the January 15 or July 15 preceding the February 1 or August 1, as the case may be, on which the Interest Payment Date occurs (each, a "Record Date"). Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and any interest by its check payable in such money. It may mail an interest check to a holder's registered address.

3. Paying Agent and Registrar.

          Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture.

          The Company issued the Notes under an Indenture dated as of July 24, 2000, between the Company and the Trustee (the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb), as amended, as in effect on the date of the Indenture. The Notes are subject to all such terms and Holders are referred to the Indenture and such Act for a statement of them. Terms used herein which are defined in the Indenture shall have the respective meanings assigned to them in the Indenture.

5. Redemption.

          a. Optional Redemption. Except as provided below, the Company may not redeem the Notes prior to maturity. Prior to maturity, upon not less than 30 nor more than 60 days' notice, the Company may redeem the Notes in whole but not in part, at a redemption price equal to 100% of the principal amount thereof plus the Make-Whole Premium, together with accrued and unpaid interest thereon to the applicable redemption date.

          "Make-Whole-Premium" means, with respect to any Note at any redemption date, the excess, if any, of (a) the present value of the sum of the principal amount that would be payable at maturity of such Note and all remaining interest payments to and including August 1, 2007, discounted on a semi-annual bond equivalent basis from August 1, 2007 to the redemption date at a per annum interest rate equal to the sum of the Treasury Yield (determined on the Business Day immediately preceding the date of such redemption), plus 50 basis points, over (b) the aggregate principal amount of the Note being redeemed.

          "Treasury Yield" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled by and published in the most recent Federal Reserve Statistical Release
H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining average life of the Notes, PROVIDED that if the average life of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury yield shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the average life of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          b. Optional Redemption upon Public Equity Offering. On or prior to August 1, 2003, the Company may, at its option, use the net proceeds of a Public Equity Offering to redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price in cash equal to 110.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; PROVIDED that not less than $325 million in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the Public Equity Offering.

          As used in the preceding paragraph, a "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Redeemable Capital Stock) of the Company made on a primary basis by the Company pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended, resulting in net cash proceeds to the Company (after deducting any underwriting discounts and commissions) of at least $50 million. "Capital Stock" means with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock. "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to the stated maturity of the Notes, or is convertible into or exchangeable for debt securities at any time prior to the stated maturity of the Notes.

          c. Mandatory Redemption. The Company will not be required to make any mandatory sinking fund payments in respect of the Notes.

6. Offers to Purchase.

          Section 4.13 of the Indenture provides that upon the occurrence of a Change of Control (as defined in the Indenture) and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

7. Denominations, Transfer, Exchange.

          The Notes are in registered form without coupons in denominations of $1,000 and in integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8. Persons Deemed Owners.

          The Holder of a Note may be treated as the owner of it for all purposes.

9. Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment unless an abandoned property law designates another person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Maturity.

          Subject to certain conditions, if the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay principal of and accrued interest on the Notes to maturity, the Company will be discharged (to the extent provided in the Indenture) from the Indenture and the Notes.

11. Amendment, Supplement, Waiver.

          Subject to certain exceptions requiring the consent of the Holders of each of the affected Notes, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding affected by such amendment, supplement or waiver, and any past default or compliance with any provision as to the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture of the Notes to, among other things, cure any ambiguity, defect or inconsistency or to provide that the obligations of the Company hereunder may be represented solely in the records of the Company in addition to or in place of the issue of Notes or to make any change that does not materially adversely affect the rights of any Holder.

12. Restrictive Covenants.

          The Notes are general unsecured obligations of the Company limited to
the aggregate principal amount of $           . The Indenture does not limit the
Company from incurring unsecured Debt other than the aggregate principal amount of debt to be issued pursuant to the Indenture. It does limit the ability of the Company and its subsidiaries to grant certain security interests in their property without equally and ratably securing the Notes and to engage in certain sales and leaseback transactions, subject to certain important exceptions described therein. Once a year the Company must report to the Trustee with respect to its compliance with such limitations.

13. Successor Corporation.

          When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor corporation will be released from those obligations.

14. Defaults and Remedies.

          An Event of Default is anyone of the following: (i) failure of the Company to pay (whether or not prohibited by the subordination provisions) interest for 30 days on, or the principal when due of, the Notes; (ii) failure to perform any other covenant contained in the Indenture for 30 days after notice (other than a Default under Section 4.02 or Article Five which Default shall be an Event of Default without the notice or passage of time specified in this clause); (iii) the occurrence of an event of default under any instrument evidencing Debt of the Company or its subsidiaries entitling the holder or holders thereof to accelerate the payment of an aggregate principal amount of $10,000,000 or more of such Debt, which event of default is not cured or waived in accordance with the provisions of such instrument, or such Debt is not discharged, within 30 days after the receipt by the Company of notice from the Trustee or the holders of 25% in principal amount of such series of Debt Securities then outstanding of such event of default and requiring the Company to cause such event of default to be cured or such Debt to be discharged; and
(iv) certain events of bankruptcy, insolvency or reorganization. If an Event of Default occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable immediately in accordance with Section 6.02 of the Indenture. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require security and indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

15. Trustee Dealings with Company.

          The Bank of New York, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its subsidiaries or Affiliates, and may otherwise deal with the Company or its subsidiaries or Affiliates, as if it were not Trustee.

16. No Recourse Against Others.

          A past, present or future director, officer, employee, stockholder or incorporator, as such, of the company or any successor corporation shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and released all such liability. The waiver and release are part of the consideration for the issue of the Notes.

17. Authentication.

          This Note shall not be valid until the Trustee signs the certificate of authentication at the end of this Note.

18. Copies of the Indenture.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                              Mandalay Resort Group
                              3950 Las Vegas Boulevard South
                              Las Vegas, Nevada  89119
                              Attention:  General Counsel

19. Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

20. CUSIP Numbers.

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

21.  Governing Law

          This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

                           (Signature Page To Follow)

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by its duly authorized officers.

                                       SIGNATURES

                                       MANDALAY RESORT GROUP



                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


                                       By:
                                           -------------------------------
                                           Name:
                                           Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes of the series designated "10 1/4% Senior Subordinated Notes due 2007," pursuant to the Indenture.

                                           THE BANK OF NEW YORK,
                                           as Trustee



                                       By:
                                           -------------------------------
                                           Authorized Signatory




Date of Authentication:

                                 ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed by an Eligible Guarantor Institution (bank, stock broker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15:

          I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint _______________________________________________________,
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                 Signed:
      -------------------------------         ---------------------------------
                                              (Sign exactly as your name
                                              appears on the other side of
                                              this Note)

Signature Guarantee:
                    -----------------------------------------------------------

                                                                       EXHIBIT C


                            Form of Certificate To Be
                          Delivered in Connection with
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                        [             ], [    ]


Registrar
[                        ]
[                        ]
[                        ]


Ladies and Gentlemen:

          In connection with our proposed purchase of Series A 10 1/4% Senior Subordinated Notes due 2007 (the "Notes") of Mandalay Resort Group, a Nevada corporation (the "Company"), we confirm that:

          1. We have received a copy of the Offering Memorandum (the "Offering Memorandum"), dated July 19, 2000, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Transfer Restrictions" of such Offering Memorandum.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture relating to the Notes (the "Indenture") as described in the Offering Memorandum and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act"), and all applicable State securities laws.

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only
     (i) to the Company or any subsidiary thereof, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities

     Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee (as defined in the Indenture) a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes (the form of which letter can be obtained from the Trustee), (iv) outside the United States in accordance with Rule 904 of Regulation S promulgated under the Securities Act to non-U.S. persons, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We understand that, on any proposed resale of any Notes, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          5. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          6. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You, the Company, the Trustee and others are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Transferee]



                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                                                       EXHIBIT D

                       Form of Certificate To Be Delivered
                          in Connection with Transfers
                            PURSUANT TO REGULATION S

                                                          [           ], [    ]
[                  ]
[                  ]
[                  ]
[                  ]

          Re: Mandalay Resort Group (the "Company") Series A 10 1/4% Senior Subordinated Notes due 2007 (THE "NOTES")

Ladies and Gentlemen:

          In connection with our proposed sale of $______ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]



                                       By:
                                          --------------------------------
                                          Authorized Signature


                                      D-2